UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2006 (April 25, 2006)

NOVASTAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-28535	91-1975651
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended and Restated 2006 Stock Plan

On April 25, 2006, Novastar Resources, Ltd. (the “Company”) amended and restated the 2006 Stock Plan (the “Plan”), to provide that the Board of Directors has the discretion to determine on a case by case basis, whether an optionee under the Plan may be permitted to exercise options granted by the Plan, if the optionee is terminated for cause or for breach of an employment, non-competition, non-disclosure or other material agreement.

A copy of the Amended and Restated 2006 Stock Plan is attached hereto and is incorporated herein by reference.

Crowley Appointment and Stock Option Agreement

On April 25, 2006, the Company appointed George D. Crowley, Jr. as Chairman of the Company’s International Advisory Board and pursuant to the Plan, the Company entered into a Stock Option Agreement (the “Agreement”) with Mr. Crowley under which the Company agreed to award him, in consideration for his services to the Company, a nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at the fair market value on the date of the grant (the “Option”). The fair market value of the Company’s common stock on the date of the grant was $0.64 per share. The Option will expire on April 25, 2016.

The first 500,000 shares of the Option will vest on October 1, 2006, and the remaining shares will vest in increments of 41,667 shares on the first day of each subsequent month, until all shares underlying the Option have become vested. However, the Option will immediately and automatically become vested in full in the event of a Change of Control, as defined in the Agreement. Change of Control for purposes of the Agreement, does not include the transactions contemplated by the Agreement and Plan of Merger, dated February 14, 2006, between the Company and Thorium Power, Inc. Mr. Crowley is permitted to exercise the Option up to two years following the date of his termination for any reason, so long as such exercise is prior to the expiration date.

A copy of the Stock Option Agreement and the Company’s press release regarding Mr. Crowley’s appointment is attached hereto and is incorporated herein by reference.

ITEM 3.02  SALE OF UNREGISTERED SECURITIES.

On April 25, 2006, the Company granted stock options to George D. Crowley, Jr., pursuant to the Company’s Plan. For details regarding the grant of the Options, see Item 1.01 above, which is incorporated herein by reference.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

ITEM 9.01   EXHIBITS.

Exhibit No.	Description

10.1	Novastar Resources, Ltd. Amended and Restated 2006 Stock Plan, dated April 25, 2006.

10.2	Option Agreement, dated April 25, 2006, between Novastar Resources, Ltd. and George Crowley.

99	Press Release of Novastar Resources, Ltd. dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novastar Resources Ltd.

Date: May 10, 2006

/s/ Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Novastar Resources, Ltd. Amended and Restated 2006 Stock Plan, dated April 25, 2006.

10.2	Option Agreement, dated April 25, 2006, between Novastar Resources, Ltd. and George Crowley.

99	Press Release of Novastar Resources, Ltd. dated May 2, 2006.